News from Finet
Dan Rawitch            Brian Bailey            Kevin Theiss
FiNet.com, Inc.        Rubenstein Assoc., Inc  Rubenstein
                                               Investor
                                               Relations
925-906-5874           212-843-9258            212-843-8096
dan@theptn.com         bbailey@rubenstein.com  ktheis@rir1.com

For immediate release

   FiNET.COM COMPLETES OVER-SUBSCRIBED EQUITY FUNDING OF $30 MILLION AND
                        RELEASES SUPPLEMENTARY DATA

WALNUT CREEK, CA, June 28, 1999 - FiNet.com (NASDAQ: FNCM) today announced the completion of a $30 million private placement of common stock to European investors. The offering was increased from an originally announced $20 million as a result of strong investor demand. The placement consisted of approximately 7.7 million shares at a price of $3.89 per share.  Banco Espirito Santo de Investimento, S.A. (Espirito Santo
Financial Group), which raised $11.7 million for FiNet.com in a December
1998 private placement of common shares, was the placement agent.   The
shares of common stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
      "We are pleased with the on-going support of BES Investimento, S.A. and the strong investor interest in FiNet.com. This additional capital will for the first time allow us to make the significant branding, strategic marketing and technology investments required to build a dominant brand and force in the rapidly growing on-line mortgage market," stated FiNet.com Chairman and CEO Mark Korell. "We are committing an additional $10 million to establish a leading brand name on the Internet. With our corporate reorganization and business line consolidations now behind us, we are enthusiastic about accelerating the nationwide expansion of our multi-lender consumer and business-to-business channels through internal growth and the proposed acquisition of an East-coast on-line lending firm."
     FiNet.com also released supplementary fiscal 1999 third and fourth quarter unaudited financial information in the new presentation format of the annual financial information, including reporting by business segment. This information was not available in time for release with the annual financial results. Management has discontinued several business lines which were not e-commerce based and does not believe past results are indicative of future performance for the ongoing business lines. Moreover, increases in mortgage interest rates over the past several months have had a dampening effect on refinancing of existing mortgage loans, negatively affecting loan applications and lending volume. Investors are encouraged to read FiNet.com's annual report on Form 10-K when it becomes available.
      "We are just beginning to see the results of our strategic repositioning of FiNet.com to be an on-line mortgage services firm in both the retail consumer and business-to-business sectors," added Mark Korell. "We have recently implemented and announced several strategic marketing agreements with leading Internet web sites, have several more in various stages of implementation and are focused on further expansion of this key marketing channel. The implemented agreements are resulting in a large increase in the number of consumers visiting our web sites, with the current quarter running well over the previous quarter. We are revamping our operations and technology to convert more site visitors into loan applicants, and we believe we can grow through the current interest rate environment. On the business-to-business side, we just recently enhanced our product offerings, revised our pricing strategies, implemented sales training and are rapidly bringing on salespeople to support our nationwide expansion. We expect to see the results of these initiatives begin to show up in our fiscal 2000 second quarter, which starts August 1, 1999."
     A telephone conference call hosted by Chairman & CEO Mark Korell will be held Thursday, July 1, 1999 at 4:15 p.m. EDT, call-in number: (888) 813-7829, International call-in number: 212-346-6526. The conference call will also be simulcast over the Internet at http: //www.vcall.com.
Listeners should go to the web site before the call and download necessary audio software.
About FiNet.com
FiNet.com, Inc., ``America's Home Finance Network'' including its wholly owned subsidiaries (the ``Company''), is a leading provider of e-commerce home financing services that facilitates home ownership through a variety of technology-based products and automated services for consumers and mortgage broker businesses. The Company offers automated financing solutions directly to consumers through its www.interloan.com on-line home financing web site and to mortgage broker businesses through Monument Mortgage. Other public companies in the e-commerce lending sector include E-LOAN (Nasdaq: EELN) and Rock Financial (Nasdaq: RCCK).
Safe Harbor

     Certain statements in this press release, including statements regarding the anticipated development and expansion of the Company's business, and the intent, belief or current expectations of the Company, its directors or its officers, are ``forward-looking'' statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                              FiNET.COM, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                FISCAL 1999
                                (unaudited)
           (Dollars and amounts in thousands - except per share amounts)
                             Total FiNet.com        Ongoing Businesses
                            ------------------      ------------------
                            Fourth     Third         Fourth     Third
                            Quarter    Quarter      Quarter    Quarter
                            -------    -------       ------    -------
   Revenues               $   2,034  $   4,812     $  1,742   $  3,063
   Cost of Revenues*          6,674     13,631        4,546      3,256
                             ------     ------       ------     ------
   Gross Profit              (4,640)    (8,819)      (2,804)      (193)

   Operating Expenses*        7,558      7,404        5,601      3,390
                             ------     ------       ------     ------
   Loss from Operations     (12,198)   (16,223)      (8,405)    (3,583)

   Other Expenses:
    Other interest expense      (78)       811          (91)       699
                             ------     ------       ------     ------
   Loss Before Income
    Taxes                   (12,120)   (17,034)      (8,314)    (4,282)
   Income tax expense             5          -            6          -
                             ------     ------       ------     ------
   Net Loss                 (12,125)   (17,034)      (8,320)    (4,282)
   In-substance
      preferred dividend         61        644           61        644
                             ------     ------       ------     ------
  Net Loss for
    Common Shareholders    $(12,186)  $(17,678)     $(8,381)   $(4,926)
                             ======     ======       ======     ======

   Basic and diluted
    net loss per
    common share             $(0.16)    $(0.37)      $(0.11)     $(.10)
   Shares used in computing
    basic and diluted
    share data               75,157     47,885       75,157     47,885

   * Indirect production expenses are included in Cost of revenues in the current presentation, but were included in Operating expenses in the prior presentation of third quarter results.



                              FiNET.COM, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                            BUSINESS SEGMENTS
                                FISCAL 1999
                            (unaudited, $000's)

                         ONGOING BUSINESSES ONLY
                         -----------------------

                             Consumer Segment        Business Segment
                            ------------------      ------------------
                            Fourth      Third       Fourth      Third
                            Quarter    Quarter      Quarter    Quarter
                            -------    -------       ------    -------
   Revenues               $     741  $     581     $  1,001   $  2,482
   Cost of Revenues*          1,135        908        3,411      2,348
                             ------     ------       ------     ------
   Gross Profit                (394)      (327)      (2,410)      134

   * Indirect production expenses are included in Cost of revenues in the current presentation, but were included in Operating expenses in the prior presentation of third quarter results.


                              FiNet.com, Inc.
                    Fiscal 1999 Supplementary Data
                             (unaudited)

                          Ongoing Businesses
                          ------------------
     Loan Volume             Fourth Quarter     Third Quarter
     -----------             --------------     -------------

     Consumer Segment
     ----------------
       Number of loans             397                375

       Amount of loans            $76.7 million      $72.0 million

       Refinance loans              90%                90%

       California loans             95%                94%


     Business Segment
     ----------------
       Number of loans              859              1,174

       Amount of loans           $135.4 million     $182.4 million

       Refinance loans              68%                78%

       California loans             93%                89%

     -------------------------------------------------------------


                          Discontinued Businesses
                          -----------------------

       Number of loans                6                353

       Amount of loans             $0.5 million      $35.4 million

       Refinance loans              78%                67%

       California loans              0%                26%









                                   # # #
                  FiNet.com Quarterly E-Commerce Activity
                             Fiscal Year 1999



Interloan.com:
                                   3rd Qtr.            4th Qtr.
Number of unique visitors                         38,914
94,254
Number of applications                        N/A                437
Number of closed loans                            210                 202
Percentage of closed loans                        0.54%               0.21%

    Note:  unique visitors are user sessions non-inclusive of pages viewed
  (i.e. hits)

Example: one user can tally upwards of 10 hits during one unique user session.


iQualify.com:
                                   3rd Qtr.            4th Qtr.
Number of unique visitors                         25,466
72,204
Number of paid underwriting decisions                  328
743
Number that proceeded to select a lender                    148
350
Percentage of paid underwriting decisions              0.58%
0.48%

    Note:  unique visitors are user sessions non-inclusive of pages viewed
  (i.e. hits)

Example: one user can tally upwards of 10 hits during one unique user session.


Monument Mortgage:
                                   3rd Qtr.            4th Qtr.
Number submissions                       1,647                1,349
Number of loans closed                        1,217
916
Number of online loans closed                    625                  536
Percentage of online loans closed                          51%
59%


                            SOURCE:  FiNet.com
